UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2015

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

As previously disclosed, on January 12, 2015, we entered into a Share Purchase Agreement (“Share Purchase Agreement”) with Sefton Resources, Inc. (“Sefton”) pursuant to which we agreed to purchase, and Sefton agreed to sell, 100% of the issued and outstanding shares of capital stock of Sefton’s wholly-owned subsidiary, TEG Oil & Gas U.S.A., Inc. (“TEG”). Under the terms of the Share Purchase Agreement, the purchase price for the shares of TEG is $1.00 in cash plus the issuance of 3,000,000 shares of our common stock and a five-year warrant (“Warrant”) to purchase up to an additional 5,000,000 shares of our common stock for $0.25 per share.

On February 3, 2015 (but effective as of February 1, 2015) the parties consummated the transactions contemplated by the Share Purchase Agreement, resulting in TEG becoming a wholly-owned subsidiary of the Company.

The foregoing is qualified in its entirety by reference to the complete text of the (a) Share Purchase Agreement, a copy of which is attached as Exhibit 10.8 to the Company’s Form 10-Q filed on January 20, 2015 and incorporated by reference herein, and (b) Warrant, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein. Neither the Share Purchase Agreement nor the Warrant, including without limitation any representations and warranties contained in the Share Purchase Agreement or the Warrant, are intended as documents for investors or the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The issuance of the shares and Warrant described under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuances of the securities described in Item 2.01 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering. The exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers were accredited investors. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 4.01. CHANGES IN CERTIFYING ACCOUNTANT

Previous independent registered public accounting firm

The Company was notified by its independent registered accounting firm, L.L. Bradford & Company, LLC (“Bradford”), of Bradford’s decision to discontinue its performance of public company audit services and, accordingly, to resign as our independent registered public accounting firm.  Except as noted in the paragraph immediately below, the reports of Bradford on the Company’s financial statements for the years ended August 31, 2014 and for the period then ended did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Bradford on the Company’s financial statements as of and for the year ended August 31, 2014 contained the explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has reported a net loss of for the year ended August 31, 2014 and had an accumulated deficit as of August 31, 2014 that raises doubt about its ability to continue as a going concern.

During the years ended August 31, 2014 through February 3, 2015, the Company has not had any disagreements with Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Bradford’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended August 31, 2014  through February 3, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Bradford with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Bradford is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On February 3, 2015  (the “Engagement Date”), the Company engaged RBSM LLP (“RBSM ”) as its independent registered public accounting firm for the Company’s fiscal year ended August 31, 2015. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

(a)
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b)
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(c) Exhibits

Exhibit Number	Description
10.1	Warrant, dated February 1, 2015, issued by Hawker Energy, Inc. to Sefton Resources, Inc.
16.1	Letter from L.L. Bradford & Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	February 9, 2015

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer